                              FIFTH AMENDMENT TO
                              ------------------
                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------

     This FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is entered into as of September 23, 1998 between HOME HEALTH CORPORATION OF DELAWARE, INC., a Delaware corporation (the "Borrower"); each of the Guarantors set forth on the signature pages hereto (each individually, a "Guarantor" and collectively, the "Guarantors"); FIRST UNION NATIONAL BANK, a national banking association and successor by merger to CoreStates Bank, N.A., ("First Union") and the other banks identified on the signature pages hereto (each individually a "Bank" and individually and collectively, "Banks"); and First Union as agent for the Banks ("Agent").

                                 BACKGROUND
                                 ----------

     A. The Borrower, the Banks and the Agent are parties to that certain Third Amended and Restated Credit Agreement dated March 13, 1997 as amended by Amendment No.1 to Third Amended and Restated Credit Agreement dated September 26, 1997, as further amended by Amendment No. 2 to Third Amended and Restated Credit Agreement dated November 14, 1997, as further amended by Amendment No. 3 to Third Amended and Restated Credit Agreement dated February 13, 1998, and as further amended by Amendment No. 4 to Third Amended and Restated Credit Agreement ("Amendment No. 4") dated May 15, 1998 (collectively, the "Credit Agreement") pursuant to which the Banks agreed to make available to the Borrower various credit facilities upon the terms and conditions specified in the Credit Agreement.

     B. Home Health Corporation of America, Inc. ("Parent") and certain of its subsidiaries other than the Borrower have executed (or joined in) that certain Amended and Restated Guaranty dated March 13, 1997 (as amended from time to time, the "Guaranty") in favor of the Banks in connection with the Credit Agreement.

     C. The Borrower has provided the Banks with information that, as more particularly set forth herein, it is in default under certain provisions set forth in the Credit Agreement.

     D. The Borrower has requested, and the Banks have agreed to, subject to the terms and conditions hereof, certain amendments and waivers under the Credit Agreement as set forth herein.

     E. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                                 AGREEMENT
                                 ---------

     NOW, THEREFORE, incorporating the Background Section herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     Section 1.  Acknowledgment of Events of Default; Waiver of Notice; Waiver
                 -------------------------------------------------------------
of Defaults; Validity and Enforceability of Documents.
------------------------------------------------------

     1.1 The Borrower acknowledges and agrees that Events of Default exist and are continuing under the Credit Agreement and each of the other Loan Documents (the "Existing Defaults") because, inter alia, the Borrower has failed to comply
                                   ----- ----
with certain provisions of the Credit Agreement as set forth on Schedules 2, 3 and 4 which are attached hereto in accordance with paragraphs 7(f), 7(g) and 7(i) hereof. As used herein, the term "Existing Defaults" includes any covenant defaults of the Borrower that are directly attributable to the accounts receivable owing by the affiliates of Allegheny Health Education and Research Foundation or any of its affiliates. The Borrower acknowledges and agrees that the Existing Defaults are material in nature, and waives any defenses, set-offs or counterclaims that exist in connection with the Existing Defaults. The Banks hereby waive the Existing Defaults and their rights to exercise any of the remedies available to them in connection with the Existing Defaults either under the Loan Documents or under applicable law. Notwithstanding the foregoing sentence, nothing contained herein shall constitute or be deemed to constitute a waiver by the Banks of any of their rights or remedies in connection with any Events of Default, other than the Existing Defaults, whether presently existing or occurring subsequent to the date hereof.

     1.2 Except as amended and supplemented hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect and, except as expressly amended hereby, are hereby ratified and confirmed. The Borrower and the Guarantors hereby ratify and confirm that the Loan Documents, as amended or supplemented hereby, are valid and binding obligations and enforceable in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization moratorium or other laws or equitable principles affecting creditors rights generally. All obligations presently or hereafter outstanding under the Credit Agreement, the Notes and the other Loan Documents shall continue to be secured by, among other things, the Collateral, and this Agreement does not constitute a novation of the Credit Agreement or the Notes. Nothing contained herein shall alter, amend, modify, or extinguish the obligations of the Borrower to repay the Loans.

     Section 2. Acknowledgment of Obligations.  The Borrower acknowledges and
                ------------------------------
agrees that, as of the date hereof, the Borrower is indebted to the Banks in the total principal amounts reflected on Schedule 1 attached hereto (which principal amounts the Borrower acknowledges may increase as a result of borrowings under the Revolving Loan) together with accrued and unpaid interest, expenses and fees, all without offset, counterclaims, or defenses of any kind.

     Section 3.  Acknowledgment of Liens.  The Borrower acknowledges and agrees
                 ------------------------
that Agent holds duly perfected, first priority security interests in and liens on the Collateral, and that these liens and security interests secure the Loans.

     Section 4.  Amendments to the Loan Agreement.
                 --------------------------------

     4.1 Paragraph 1.1 of the Credit Agreement is supplemented by adding the following definitions thereto:

               "Fifth Amendment" means the Fifth Amendment to Third Amended and Restated Credit Agreement dated September 23, 1998 by and among the Borrower, the Guarantors, the Banks and the Agent.

               "Temporary Supplemental Loan" means the loan made available by the Banks to the Borrower pursuant to Paragraph 2.1(i) hereof.

               "Temporary Supplemental Notes" means the notes, in form and substance satisfactory to the Banks, executed and delivered by the Borrower to the Banks in connection with the Temporary Supplemental Loan, as such notes may be amended, modified, extended, consolidated or restated from time to time.

               "Professional Fee Loan" means the loan made available by the Banks to the Borrower pursuant to Paragraph 2.1(h) hereof.

               "Professional Fee Notes" means the notes, in form and substance satisfactory to the Banks, executed and delivered by the Borrower to the Banks in connection with the Professional Fee Loan, as such notes may be amended, modified, extended, consolidated or restated from time to time.

               "Seller Notes" shall mean the Subordinated Seller Notes and the Unsubordinated Seller Notes.

               "Subordinated Seller Notes" shall mean the notes and other earn-out obligations of the Companies set forth on Exhibit "A" attached to the Fifth Amendment.

               "Unsubordinated Seller Notes" shall mean the notes and the other earn-out obligations of the Companies set forth on Exhibit "B" attached to the Fifth Amendment.

     4.2 The following definitions contained in Paragraph 1.1 of the Credit Agreement are amended and restated as follows:

               "Acquisition Commitment" means the aggregate principal amount which Banks have agreed to make available under Paragraph 2.1(b) hereof, being Sixty Million Dollars ($60,000,000) on the date hereof, subject to adjustment from time to time in accordance with Paragraphs 2.1(e) and 2.8 hereof; except, however, that from and after the date of the Fifth Amendment, such aggregate principal amount shall be not more than $42,458,135.25.

               "Adjusted EBITDA" shall mean EBITDA for the immediately preceding two (2) fiscal quarters for Parent and its consolidated Subsidiaries, multiplied by two (2).

               "Adjusted EBITDAR" shall mean EBITDAR for the immediately preceding two (2) fiscal quarters for Parent and its consolidated Subsidiaries, multiplied by two (2).

               "Agent" means First Union National Bank (successor by merger to CoreStates Bank, N.A.), in its capacity as agent for the Banks hereunder and any successor appointed pursuant to Paragraph 9.15 and
          9.16 hereof.

               "Collateral" means the collateral security afforded to Agent, for the benefit of the Banks, under the Pledge Agreements, the Security Agreement, the Guaranty and this Agreement.

               "EBITDA" means for any period, the sum of operating income for such period, plus depreciation of equipment held for rental. For purposes of this definition, the term "operating income" shall mean net revenues less direct expenses (which shall include depreciation of equipment held for rental) less indirect expenses less bad debt expenses (other than with respect to accounts receivable due and owing from Allegheny Health Education and Research Foundation and its affiliates which are reflected on the Borrower's financial statements dated June 30, 1998 in the approximate amount of $1,248,000), all of the foregoing to be calculated in accordance with GAAP and the Borrower's past practices. For purposes of this definition, the terms "direct expenses" and "indirect expenses" shall not include the following expenses: depreciation (other than of equipment held for rental as set forth above), amortization, interest, taxes, Professional Fees, and any and all legal fees incurred by the Companies due to the failure by the Companies to make required payments of Subordinated Debt, Unsubordinated Seller Debt or earn-out payments or other payments to sellers in connection with acquisitions. For purposes of this definition, the term "Professional Fees" shall be limited to those fees being paid by the Borrower with funds advanced under the Professional Fee Loan together with: (i)any future professional fees incurred by any of the Banks and which must be paid by the Borrower; and(ii)any professional fees incurred by the Borrower for professionals retained by the Borrower at the suggestion of the Banks.

               "Loan" means the aggregate outstanding principal balance of Indebtedness advanced under the Acquisition Commitment, the Revolving Commitment, the RSD Commitment, the LHS Commitment, the Temporary Supplemental Loan, the Professional Fee Loan, and without duplication the amount available to be drawn under all Letters of Credit and the amount of all unreimbursed draws under Letters of Credit, together with interest accrued and fees and expenses incurred in connection with any of the foregoing.

               "Note" means individually and "Notes" means individually and collectively the Acquisition Notes, the Revolving Notes, the RSD Notes, the LHS Notes, the Temporary Supplemental Notes and the Professional Fee Notes.

               "Restricted Payments" means redemptions, repurchases, dividends and distributions of any kind (including redemptions in exchange for real or tangible personal property held by a Company) in respect of any class of capital stock of Parent (whether common or preferred, in any class or series) and payments of principal and interest or other amounts on Subordinated Debt, including, without limitation, the obligations of the Borrower or any Guarantor under notes or agreements entered into or executed by the Borrower or any Guarantor in connection with any acquisitions of the Borrower or any Guarantor and all earn out payments associated with any of the foregoing.

               "Revolving Commitment" means the maximum aggregate principal amount which Banks have agreed to make available under Paragraph 2.1(a) hereof, being Thirty Million Dollars ($30,000,000) on the date hereof, subject to adjustment from time to time in accordance with Paragraphs 2.1(e) and 2.8 hereof; except, however, that from and after the date of the Fifth Amendment, such aggregate principal amount shall be not more than $32,405,255.14.

               "RSD Commitment" means the aggregate principal amount which Banks have agreed to make available under Paragraph 2.1(c) hereof, being Six Million Dollars ($6,000,000)on the date hereof, subject to adjustment from time to time in accordance with Paragraph 2.1(e) and Paragraph
          2.8 hereof; except, however, that from and after the date of the Fifth Amendment, such aggregate principal amount shall be not more than $4,523,104.17.

               "Subordinated Debt" means (i) the Existing Subordinated Debt,
                -----------------
          (ii) the LHS II Subordinated Debt and the Nahatan Subordinated Debt,
          (iii) additional Indebtedness incurred in favor of sellers in Permitted Acquisitions evidencing a portion of the purchase price in such Permitted Acquisitions in an aggregate principal amount under this clause (iii) not to exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in any one transaction or Five Million Dollars ($5,000,000) for all transactions in any fiscal year, which Indebtedness has been subordinated to the obligations of the Companies to Banks pursuant to a Subordination Agreement, and (iv) to the extent not included in any of the foregoing, the Subordinated Seller Notes.

     4.3 Paragraph 2.1 of the Credit Agreement is supplemented by adding the following subparagraphs thereto:

               (g) Termination of Advances.  Notwithstanding anything to the
                   -----------------------
          contrary contained herein, as of the date of the Fifth Amendment, no further advances will be made by the Banks to the Borrower under the Acquisition Loan, the RSD Loan or the LHS Loan. In addition, any principal repayments of the Acquisition Loan, the RSD Loan or the LHS Loan subsequent to the date of the Fifth Amendment shall permanently reduce the principal balances outstanding thereunder and shall not be available for reborrowing.

               (h) Professional Fee Loan.  Beginning on the date of the Fifth
                   ---------------------
          Amendment and continuing through December 31, 1998 (the "Professional Loan Revolving Period"), the Banks agree to make available to the Borrower Professional Fee Loans in the aggregate maximum principal amount of $500,000 (the "Professional Fee Loan Commitment"). Upon the request of the Borrower during the Professional Loan Revolving Period, each Bank severally agrees to make advances to the Borrower in amounts not to exceed in the aggregate at any one time outstanding the amount of such Bank's Pro Rata Share of the Professional Fee Loan Commitment. The Borrower may use the Professional Fee Loans during the Professional Loan Revolving Period by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. The aggregate outstanding principal under the Professional Fee Loans at any time shall not exceed the Professional Fee Loan Commitment. If, at any time, the aggregate outstanding principal under the Professional Fee Loans exceeds the Professional Fee Loan Commitment, then without any requirement of demand or notice from the Agent or the Banks, the Borrower shall immediately pay to the Agent, for the benefit of the Banks, the amount of such excess. On December 31, 1998, the Banks' commitment to make Professional Fee Loans shall terminate. The entire principal amount outstanding under the Professional Fee Loans together with any accrued and unpaid interest shall be due and payable in full on the earlier to occur of: (i) at the option of the Required Banks, the occurrence and continuation of an Event of Default; or (ii) March 31, 2000.

               (i) Temporary Supplemental Loan.  Beginning on the date of the
                   ---------------------------
          Fifth Amendment and continuing through December 31, 1998 (the "Temporary Supplemental Loan Revolving Period") and subject to the provisions contained in Paragraph 2.9(e) hereof, the Banks agree to make available to the Borrower Temporary Supplemental Loans in the aggregate maximum principal amount of $1,389,462 (the "Temporary Supplemental Loan Commitment"). Upon the request of the Borrower during the Temporary Supplemental Loan Revolving Period, each Bank severally agrees to make advances to the Borrower in amounts not to exceed in the aggregate at any one time outstanding the amount of such Bank's Pro Rata Share of the Temporary Supplemental Loan Commitment. The Borrower may use the Temporary Supplemental Loans during the Temporary Supplemental Loan Revolving Period by borrowing, repaying and reborrowing in accordance with the terms of this Agreement and subject to the following additional conditions: (i) each borrowing under the Temporary Supplemental Loan must be paid in full before the Borrower will be permitted to make any additional borrowings under the Temporary Supplemental Loan; (ii) each borrowing under the Temporary Supplemental Loan must be paid in full within seven (7) calendar days after the borrowing is advanced by the Banks; (iii) no borrowings will be permitted under the Temporary Supplemental Loan during the seven calendar days immediately following the repayment in full of a borrowing under the Temporary Supplemental Loan. The aggregate outstanding principal under the Temporary Supplemental Loans at any time shall not exceed the Temporary Supplemental Loan Commitment. If, at any time, the aggregate outstanding principal under the Temporary Supplemental Loans exceeds the Temporary Supplemental Loan Commitment, then without any requirement of demand or notice from the Agent or the Banks, the Borrower shall immediately pay to the Agent, for the benefit of the Banks the amount of such excess. On December 31, 1998, the Banks' commitment to make Temporary Supplemental Loans shall terminate and all amounts outstanding thereunder shall be immediately due and payable in full.

     4.4 Subparagraph 2.1(e)(ii) of the Credit Agreement is supplemented by adding the following subparagraph (G) thereto:

               (G) Subsequent to the date of the Fifth Amendment, no Adjustment Request shall be effective.

     4.5 The first paragraph of Paragraph 2.2 of the Credit Agreement is supplemented by adding the following two sentences thereto:

          The Indebtedness of the Borrower to each Bank under the Professional Fee Loan will be evidenced by a Professional Fee Note executed by the Borrower in favor of such Bank. The Indebtedness of the Borrower to each Bank under the Temporary Supplemental Loan will be evidenced by a Temporary Supplemental Note executed by the Borrower in favor of such Bank.

     4.6 Paragraph 2.3 of the Credit Agreement is supplemented by adding the following sentence thereto:

          Each Bank shall be a lender in the Professional Fee Loan and the Temporary Supplemental Loan in an amount equal to such Bank's Pro Rata Share of the Professional Fee Loan Commitment and the Temporary Supplemental Loan Commitment, respectively.

     4.7 Paragraph 2.4 of the Credit Agreement is supplemented by adding the following subparagraph (e) thereto:

               (e) Funds advanced under the Professional Fee Loan shall be used solely to pay the Extension Fee required under the Fifth Amendment and the Professional Fees. Funds advanced under the Temporary Supplemental Loan shall be used solely to pay payroll, payroll taxes and other expenses directly related thereto.

     4.8 The definition of "Applicable Margin" contained in Paragraph 2.6 of the Credit Agreement shall be amended and restated as follows:

               "Applicable Margin" means 1.75% with respect to Base Rate Portions and 3.25% with respect to Libor Portions.

     4.9 Subparagraph 2.7(a) of the Credit Agreement is supplemented by adding the following sentence thereto:

          Notwithstanding the foregoing, subsequent to the date of the Fifth Amendment, the Banks shall make no further advances to the Borrower under the Acquisition Commitment, the RSD Commitment or the LHS Commitment.

     4.10 Subparagraphs 2.8(b) and (c) of the Credit Agreement are amended and restated in its entirety as follows:

               (b) Banks.  Required Banks shall have the right to terminate or
                   -----
          reduce the Revolving Commitment, the Acquisition Commitment, the RSD Commitment, the LHS Commitment, the Commitment or any of them at any time, in their discretion and upon notice to Borrower , upon the occurrence and during the continuation of any Event of Default hereunder (except if an Event of Default described in Paragraph 8.1(i) shall occur, in which case termination of the Commitment shall occur automatically).

               (c)  Restoration Only With Consent.  Except as provided in
                    -----------------------------
          Paragraph 2.1(e) hereof, any termination or reduction of the Revolving Commitment, the Acquisition Commitment, the RSD Commitment, the LHS Commitment, the Commitment or any of them pursuant to subparagraphs 2.8(a) and (b) shall be permanent, and any such Commitment cannot thereafter be restored or increased without the written consent of the Required Banks.

     4.11 Paragraph 2.9 of the Credit Agreement is supplemented by adding the following subparagraphs (d) and (e) thereto:

               (d) Subsequent to the date of the Fifth Amendment, the Borrower shall pay to the Agent, immediately upon receipt thereof, the following: (i) any payments received by the Borrower outside the Borrower's ordinary course of business (including, without limitation, any and all tax refunds); and (ii) all proceeds from sales of assets other than from sales in the ordinary course of the Borrower's business, together with accrued and unpaid interest on the principal amount being repaid. Any and all mandatory prepayments received by the Agent or the Banks shall be applied to the Loans in the manner deemed appropriate by the Agent and the Banks; provided however, that if the Banks' preference is to apply such prepayment to a Libor Portion and such application would result in a loss of earnings payment due and owing by the Borrower under Paragraph 2.6(g) of the Credit Agreement, such prepayment shall be held by the Agent in an interest-bearing escrow account and applied to such Libor Portion on the first date that such payment will not result in a loss of earnings as described in Paragraph 2.6(g) hereof.

               (e) Any new money raised by the Borrower by selling equity in the Borrower or any subordinated debt obtained by the Borrower (collectively, "New Equity") may be used by the Borrower in its business as working capital or for acquisitions (subject to all other terms, conditions and limitations contained in this Credit Agreement), and shall not be payable to the Agent or Banks until and unless there occurs and is continuing an Event of Default and an acceleration of the Loans. During the existence of an Event of Default, all New Equity generated by the Borrower shall be paid to the Agent, for the benefit of the Banks. Notwithstanding the foregoing, if any New Equity is generated by the Borrower prior to December 31, 1998, the Borrower must pay the New Equity to the Banks in an amount sufficient to pay in full all amounts owing to the Banks under the Temporary Supplemental Loan. If the amount paid to the Bank pursuant to the preceding sentence is not sufficient to pay in full all amounts owing by the Borrower under the Temporary Supplemental Loan, such payment shall constitute a permanent reduction of the amount available under the Temporary Supplemental Loan. If the New Equity paid to the Banks is sufficient to pay in full all amounts owing to the Banks under the Temporary Supplemental Loan, the Temporary Supplemental Loan shall be terminated. If New Equity is generated prior to December 31, 1998 and no amounts are outstanding under the Temporary Supplemental Loan, the Temporary Supplemental Loan Commitment shall be automatically and permanently reduced by the amount of such New Equity.

     4.12  Paragraph 2.11 of the Credit Agreement is amended as follows:

     (a) The first sentence of paragraph 2.11 is amended and restated in its entirety as follows:

          Borrower shall pay to Agent, for the benefit of Banks in accordance with their Pro Rata Shares, a non-refundable commitment fee at the rate of three-eighths of one percent (3/8%) per annum on the unborrowed portion of the Revolving Commitment, Acquisition Commitment, RSD Commitment and LHS Commitment (other than the principal amount of any unborrowed portions of any such Commitments that the Companies are prohibited from borrowing) from the date hereof through the Revolving Commitment Termination Date, the Acquisition Commitment Termination Date, the RSD Commitment Termination Date or the LHS Commitment Termination Date, respectively, which fees shall be payable at the offices of Agent quarterly in arrears on the first day of each June, September, December and March and on the applicable Termination Date.

     (b) Paragraph 2.11 of the Credit Agreement is supplemented by adding the following sentence thereto:

          On June 1, 1999, the Borrower shall pay to the Agent, for the benefit of the Banks, a fee equal to $300,000, provided that on such date the Credit Agreement is in full force and effect.

     4.13 Paragraph 2.13 of the Credit Agreement is supplemented by adding the following sentence thereto:

          Subsequent to the date of the Fifth Amendment, Borrower shall pay to Agent a fee equal to: (a) $6,000 per month through March 31, 1999; and (b) $10,000 per month from April 1, 1999 through March 31, 2000, such fee to be payable on the first day of each calendar month.

     4.14 Paragraph 2A of the Credit Agreement is supplemented by adding the following Paragraph 2A.8 thereto:

               2A.8.  Termination of Credits.  From and after the date of the
                      ----------------------
          Fifth Amendment, no Letters of Credit will be issued by the Agent or the Banks for the account of the Borrower or any of the Guarantors.

     4.15 Paragraph 5.8 of the Credit Agreement is amended and restated in its entirety as follows:

               5.8.   Books and Records.  Keep and maintain accurate and
                      -----------------
          complete books and records of Borrower's assets, liabilities and operations consistent with sound business practices and in accordance with GAAP, and, at reasonable times and upon reasonable advance notice to the Companies (provided, however, that notice shall not be required during the existence of an Event of Default), make or cause such books and records together with the Borrower's real and personal property to be available to the Agent, the Banks and/or their duly authorized employees, agents and representatives as the Agent and/or the Banks deem necessary for the purpose of reviewing collateral, auditing the books, appraising collateral and for any other purpose deemed necessary by the Agent and/or the Banks in their sole and absolute discretion. The cost of all audits and appraisals performed by the Agent and/or the Banks shall be borne by the Borrower.

     4.16 Paragraphs 5.15, 5.16, 5.17 and 5.24 of the Credit Agreement are amended and restated as follows:

               5.15  Maximum Funded Debt to Adjusted EBITDA Ratio.  Maintain as
                     --------------------------------------------
          of the end of each fiscal quarter set forth in the left hand column below a ratio of (i) Funded Debt of Parent and its consolidated Subsidiaries to (ii) Adjusted EBITDA, of not greater than the ratio set forth in the right hand column below:

          Fiscal Quarter Ended           Ratio
          --------------------           ------
          September 30, 1998               7.25:1.00
          December 31, 1998                6.50:1.00
          March 31, 1999                   5.50:1.00
          June 30, 1999                    5.00:1.00
          September 30, 1999               4.50:1.00
          December 31, 1999                4.50:1.00
          March 31, 2000                   4.50:1.00

               5.16  Fixed Charge Coverage Ratio.  Maintain as of the end of
                     ---------------------------
          each fiscal quarter set forth in the left hand column below a consolidated Fixed Charge Coverage Ratio of not less than the ratio set forth in the right hand column below:

               Fiscal Quarter Ended         Ratio
               --------------------         ------
               September 30, 1998               0.80:1.00
               December 31, 1998                0.85:1.00
               March 31, 1999                   0.90:1.00
               June 30, 1999                    1.00:1.00
               September 30, 1999               1.00:1.00
               December 31, 1999                1.00:1.00
               March 31, 2000                   1.00:1.00

               5.17  Maximum Leverage Ratio.  Maintain as of the end of each
                     ----------------------
          fiscal quarter a ratio of consolidated Funded Debt to consolidated Total Capitalization of not greater than 0.8:1.0.

               5.24  Minimum EBITDA.  Maintain as of the end of each fiscal
                     --------------
          quarter set forth in the left hand column below EBITDA of not less than the amount set forth in the right hand column below:

               Fiscal Quarter Ended         Minimum EBITDA
               --------------------         --------------
               September 30, 1998               $3,250,000
               December 31, 1998                $4,060,000
               March 31, 1999                   $5,008,000
               June 30, 1999                    $5,305,000
               September 30, 1999               $5,450,000
               December 31, 1999                $5,563,000
               March 31, 2000                   $5,701,000

     4.17 Paragraph 5 of the Credit Agreement is supplemented by adding the following Paragraphs 5.25 through 5.28 thereto:

               5.25.  Conversion of Subordinated Seller Notes to Equity.
                      -------------------------------------------------
          Borrower shall use its best efforts (which shall not include the requirement by the Borrower to pay money) to convert to equity all amounts outstanding under the Subordinated Seller Notes.

               5.26.  Reports from Borrower.  With Respect to any month end that
                      ---------------------
          is not also a fiscal quarter or fiscal year end of the Borrower, furnish to the Agent within 25 days after such month end the following: (a) an income statement for such month (including a comparison of actual vs. budgeted amounts), (b) a balance sheet as of the end of such month, (c) a statement of cash flows for such month,
          (d) an accounts receivable aging report as of the end of such month,
          (e) an accounts payable aging report as of the end of such month, and
          (f) a cash flow projection for the next succeeding two months.

               5.27.  Tax Refunds.  Upon request by the Agent, execute
                      -----------
          documentation, in form and substance satisfactory to the Agent and the Banks, to assign to the Agent, for the benefit of the Banks, any and all federal, state, or other tax returns to which the Borrower or any of the Companies is entitled.

               5.28.  Business Plan.  Furnish to the Agent on or before June 1,
                      -------------
          1999 a business plan, in form and substance satisfactory to the Agent and the Banks, for the Borrower's fiscal year ending June 30, 2000.

     4.18 Paragraph 6.1 of the Credit Agreement is amended by deleting the dollar amount "Eight Million Dollars ($8,000,000)" where it appears and replacing it with a dollar amount of "Eleven Million Dollars ($11,000,000)".

     4.19 Paragraph 8.1(e) of the Credit Agreement is amended by substituting the words "fifteen (15) days" in lieu of "thirty (30) days".

     4.20 The name and address of the Agent in Paragraph 10.8 of the Credit Agreement is amended and restated in its entirety as follows:

           First Union National Bank
           Capital Markets Special Situations
           1339 Chestnut Street, 4th Floor
           PA  4810
           Philadelphia, PA  19107
           Attention:  Don D. Mishler, Senior Vice President
           Telecopier:  215-973-6680

     Section 5.  Amendments to Amendment No. 4
                 -----------------------------

     5.1 Notwithstanding the provisions contained in paragraph 4 of Amendment No. 4, the Temporary Additional Fee for the period from August 16, 1998 through the date hereof has been calculated at a rate of .0625% per month.

     5.2 The obligations of the Companies pursuant to paragraphs 16 and 21 of Amendment No. 4 have either been satisfied by the Companies or waived by the Banks, it being agreed that any and all such obligations shall be given no further force or effect. The provisions contained in paragraphs 17(b) and 17(c) of Amendment No. 4 shall be given no further force or effect.

     Section 6.  Release.  In consideration for the Agent's and Banks' agreement
                 --------
to enter into this Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each of the Guarantors, on behalf of themselves and all persons or entities claiming by, through, or under the Borrower or any Guarantor (collectively, the "Releasors") do hereby unconditionally remise, release and forever discharge the Agent and each Bank, their parents, subsidiaries, affiliated companies, past and present stockholders, partners, officers, directors, employees, agents, attorneys, divisions, successors and assigns (the "Releasees") from any and all manner of actions, causes of action, suits, claims, counterclaims, crossclaims, defenses and demands whatsoever, arising from any and all debts, demands, proceedings, agreements, contracts, judgments, damages, accounts, reckonings, executions, controversies, claims, liabilities, and facts whatsoever which the Releasors have knowledge of or should have knowledge of as of the date hereof, whether contingent or fixed, liquidated or unliquidated, at law or at equity, if any, which the Releasors ever had, now have, and/or hereafter may have against the Releasees, for or by reason of any cause, matter or thing whatsoever arising from the beginning of the world through the date hereof, including, but not limited to, all claims relating to the lending relationships between the Releasors and the Releasees.

     Section 7.  Representations and Warranties.  To induce the Agent and Banks
                 -------------------------------
to enter into this Agreement, each Company makes the following representations and warranties to the Agent and Banks, each and all of which shall survive the execution and delivery of this Agreement:

          (a) All corporate actions by each Company and its officers, directors and stockholders necessary for the due authorization, execution, delivery and performance of this Agreement or any agreement executed, delivered or performed by such Company have been taken.

          (b) Each person executing the Agreement or any agreement executed in connection therewith on behalf of each Company is an authorized officer of such Company and is duly authorized by such Company to execute same.

          (c) This Agreement and each document executed by the Companies pursuant hereto, will be the legal, valid and binding obligation of each Company, enforceable against them in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

          (d) Each Company is in compliance in all material respects with all laws (including all applicable environmental laws), regulations, and requirements applicable to its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation or other governmental requirement which would have a material adverse effect upon its business operations or financial condition.

          (e) The execution, delivery and performance of this Agreement does not and will not (i) conflict with, violate or result in a material breach of any provision of any applicable law, rule, regulation or order or (ii) conflict or result in a breach of any provision of the Articles of Incorporation, Charter or Bylaws of any Company. No authorization, consent or approval or other action by, and no notice of or filing with, any governmental authority or regulatory bodies are required to be obtained or made by any Company for the due execution, delivery and performance of this Agreement.

          (f) Except as set forth on Schedule 2 attached hereto all other representations and warranties (other than those made only as of a specific date) made by the Companies in the Credit Agreement and the Loan Documents are true and correct as of the date of this Agreement as if such representations and warranties have been made on the date hereof.

          (g) Except as provided in Section 1 hereof and except as set forth on
Schedule 3 attached hereto, the Borrower is in full compliance with all of the covenants and conditions of the Credit Agreement and the Loan Documents, as amended hereby.

          (h) The Agent, on behalf of the Banks holds properly perfected security interests in all of the Collateral pursuant to the terms and conditions of, among other things, the Loan Documents, which liens and security interests secure the payment and performance by the Borrower of the Loans. The Borrower reaffirms the granting of the aforesaid liens and security interests to the Agent to secure all of the Loans. The Borrower also reaffirms all of the terms and conditions of the Security Agreement and acknowledges that the terms of the Security Agreement and the other Loan Documents continue to be valid and binding upon the Borrower subject only to bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

          (i) Except as provided in Section 1 hereof and except as set forth on
Schedule 4 attached hereto, no default of Event of Default has occurred and is continuing under the Loan Documents and no event has occurred which, with the passage of time, the giving of notice, or both, would result in a default or Event of Default under the Loan Agreement or the Loan Documents.

          (j) Set forth on Schedule 5 is a list of all depository bank accounts maintained by the Companies, other than depository bank accounts maintained by the Companies with either the Agent or the Banks.

     Section 8.  Conditions Precedent to Enforceability of Agreement.  This
                 ----------------------------------------------------
Agreement shall be deemed effective only after the occurrence of the following events:

          (a) Each Company's execution and delivery to the Agent of this Agreement in form and substance satisfactory to the Agent;

          (b) The Borrower's execution and delivery to the Agent of the Temporary Supplemental Notes and the Professional Fee Notes;

          (c) Delivery to the Agent of the draft financial statements for the Borrower's fiscal year ending June 30, 1998, together with actual financial statements for the calendar month ending July 31, 1998;

          (d) Delivery to the Agent of a certificate in form and substance satisfactory to the Agent identifying the locations of the books and records of each Company;

          (e) Except as set forth on Schedule 8(e) hereto, the Borrower's delivery to the Agent of the opinion of Borrower's counsel, dated as of the date hereof, in form and substance satisfactory to the Agent;

          (f) Except as set forth on Schedule 8(f) hereto, each Company's delivery to the Agent of corporate resolutions of its Board of Directors, certified by its corporate secretary, authorizing the appropriate officer of such Company Borrower to execute on such Company's behalf this Agreement and authorizing such Company to perform all of such Company's obligations thereunder, together with the governing documents and good standing certificates for each Company;

          (g) The Borrower's payment to the Agent at the closing of an amount sufficient to cover all of the Agent's fees, costs and expenses to date, including, without limitation, the Agent's fees, costs and expenses incurred in connection with the preparation and negotiation of the this Agreement (including the fees of the Agent's counsel), which fees, costs and expenses the Borrower authorizes the Agent to pay by setting off the Borrower's account at the Agent by such amount;

          (h) The Borrower's payment to the Agent of an Extension Fee equal to $213,000; and

          (i) The Borrower's execution and delivery or causing the execution and delivery to the Bank of such agreements and documents as the Agent or the Banks, in their sole discretion, request.

     Section 9. Miscellaneous.
                --------------

     9.1 Whether or not the transactions contemplated by this Agreement are fully consummated, the Borrower shall promptly pay (or reimburse, as the Agent may elect) all fees, costs and expenses which the Agent and the Banks have incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation, and enforcement of this Agreement, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrower or otherwise required. Such fees, costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Agent or any of the Banks, appraisal and/or examination fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Agent or any of the Banks. The Borrower's reimbursement obligations under this Section shall survive any termination of the Loan Documents or this Agreement.

     9.2 Except as expressly amended hereby, the Credit Agreement, the Loan Documents, and all the other documents executed in connection therewith remain in full force and effect and the Companies, the Agent and the Banks hereby ratify and confirm their rights, duties and obligations under the Credit Agreement, the Loan Documents, and all of the other documents executed in connection therewith.

     9.3 The Companies agree to take such further action to execute and deliver to each other such additional agreements, instruments and documents as may reasonably be required to carry out the purposes of this Agreement.

     9.4 This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

     9.5 This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or changed in any way except in writing signed by all parties.

     IN WITNESS WHEREOF, and agreeing to be legally bound hereby, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date and year first written.

Attest:                         HOME HEALTH CORPORATION OF DELAWARE, INC.

By: /s/ David S. Geller         By: /s/ Bruce J. Feldman
   --------------------            -------------------------------

Title: Chief Financial Officer  Title: President
      ------------------------        ----------------------------


                                      FIRST UNION NATIONAL BANK, for itself and as Agent



                                      By: /s/ Don D. Mishler
                                         ------------------------------
                                              Senior Vice President


                                      PNC BANK, NATIONAL ASSOCIATION




                                      By: /s/ Martin E. Mueller
                                         ------------------------------

                                      Title: Vice President
                                            ---------------------------


                                      SUNTRUST BANK, CENTRAL FLORIDA, N.A.



                                      By: /s/ Ivy L. Bibler
                                         ------------------------------

                                      Title: First Vice President
                                            ---------------------------

                              TORONTO DOMINION (NEW YORK), N.C.


                              By: /s/ Jorge A. Garcia
                                 ------------------------------

                              Title: Vice President
                                    ---------------------------


                              FLEET NATIONAL BANK


                              By: /s/ Fred M. Manning
                                 ----------------------------

                              Title: Senior Vice President
                                    -------------------------

     The undersigned Guarantors hereby acknowledge and agree to the foregoing Fifth Amendment to Third Amended and Restated Credit Agreement and agree that the Guaranty continues in full force and effect and guaranties all obligations under the Credit Agreement, as amended thereby:

HOME HEALTH CORPORATION
OF AMERICA, INC.                       HOME HEALTH CORPORATION OF
PENNSYLVANIA HOME HEALTH               AMERICA, INC.-TAMPA NURSING
SERVICES/PHILADELPHIA, INC.            PENNSYLVANIA HOME HEALTH
PENNSYLVANIA HOME HEALTH               SERVICES/SUBURBAN, INC.
SERVICES/NORTHEAST, INC.               HHCA, INC.-DELAWARE
PENNSYLVANIA HOME CARE, INC.           HHCA - SERVICE CO.
HOME CARE MEDICAL SUPPLY AND           HOME HEALTH CORPORATION OF
EQUIPMENT, INC.                        AMERICA, INC. - EASTERN SHORE
NUTRITIONAL HOME HEALTH                HOME HEALTH SYSTEMS, INC.
SERVICES, INC.                         HHCA TEXAS HOLDINGS, INC.
ALL CARE HEALTH SERVICES, INC.         HHCA TEXAS GP, INC.
ALL-CARE HOME HEALTH SERVICES,         HHCA TEXAS HEALTH SERVICES,
INC.                                   L.P., by HHCA TEXAS GP, INC., its
HOME HEALTH CORPORATION OF             general partner
AMERICA, INC./FT. PIERCE               HHCA TEXAS INFUSION SERVICES,
HOME HEALTH SERVICES                   L.P., by HHCA TEXAS GP, INC., its
HHCD, INC.                             general partner
HHCDME, INC.                           HHCA TEXAS PRIVATE NURSING
PROFESSIONAL HOME HEALTH               SERVICES, L.P., by HHCA TEXAS GP,
SERVICES, INC.                         INC., its general partner
HOME HEALTH CORPORATION OF             HHCA TEXAS MEDICAL EQUIPMENT,
AMERICA, INC.-TAMPA                    L.P., by HHCA TEXAS GP, INC., its
HOME HEALTH CORPORATION OF             general partner
AMERICA, INC.-TAMPA                    R.S.D. MANAGEMENT, INC.
DIAGNOSTIC SERVICES                    NURSING SERVICES HOME CARE, INC.
HOME HEALTH CORPORATION OF             NURSING SERVICES HOME CARE, INC.
AMERICA, INC.-PINELLAS                 NURSING SERVICES STAFFING OF
HOME HEALTH CORPORATION OF             N.H., INC.
AMERICA, INC.-ST. PETERSBURG           NURSING SERVICES, INC.
(continued in next column)             NAHATAN DRUG, INC.


ATTEST:



By: /s/ David S. Geller                  By: /s/ Bruce J. Feldman
   --------------------------               ------------------------
   Name: David S. Geller                    Name: Bruce J. Feldman
   Title: Chief Financial Officer           Title: President

                                  SCHEDULE 1



                       OUTSTANDING PRINCIPAL UNDER LOANS
                           AS OF September 23, 1998

                      a.  Revolving Loan: $32,405,255.14

                      b.  Acquisition Loan: $42,458,135.25

                      c.  RSD Loan: $4,523,104.17

                      d.  LHS  Loan: $4,000,000

                                  SCHEDULE 2


           Exceptions to Accuracy of Representations and Warranties
           --------------------------------------------------------

     3.1 -- As of the date hereof, the Companies have been advised that the following entities are not in good standing due to the failure by the Companies to pay all required annual taxes:

          HHCA Texas Infusion Services, L.P.
          HHCA Texas Private Nursing Services, L.P.
          HHCA Texas Medical Equipment, L.P.
          Nursing Services Home Care, Inc.
          Nursing Services Homecare, Ltd.
          Nursing Services, Inc.
          Nahatan Drug, Inc.
          Nursing Services Staffing of N.H., Inc.

     3.4 -- Attached hereto are revisions to Exhibit F to the Credit Agreement.

     3.6 --

          (a)  Pending Litigation --

               (1) On February 19, 1998, a shareholder commenced litigation against HHCA and certain named officers of HHCA. In the lawsuit, entitled Koenig v. Feldman, et al., which was filed
                                      -------------------------
                    in the United States District Court for the Eastern District
                    of Pennsylvania, the plaintiff alleges that the defendants, in violation of federal securities laws, engaged in a scheme to artificially inflate and maintain the market price of HHCA's common stock by, among other things, making false and misleading statements or failing to disclose material facts in documents filed with the Securities and Exchange Commission or in press releases issued by HHCA, particularly with respect to HHCA's efforts to obtain timely payment for HHCA's products and services and HHCA's termination of business with certain managed care companies. The plaintiff, who filed the lawsuit on behalf of himself and all others similarly situated, seeks certification of the lawsuit as a class action on behalf of all persons who purchased HHCA's common stock between September 3, 1997 and February 16, 1998.

               (2) The former owners of an acquired business (Nahatan) have commenced litigation against the Company for nonperformance under certain provisions of the acquisition documents.

          (b) Threatened Litigation -- The holders of the Seller Notes have threatened to commence litigation to collect the amounts due thereunder.

     3.8 -- The regulatory modification of the reimbursement structure has materially and adversely affected (and the regulatory modification scheduled to take effect in October 1999 may further materially and adversely affect) the business, properties, operations and condition of the Companies.

                                  SCHEDULE 2
                                  SECTION 3.4
                            SUPPLEMENT TO EXHIBIT F

Material Contracts (updates to Exhibit F)
-------------------------------------------------------------------------------
 .  Employee Benefit Plans
        .  Profit Sharing Plan terminated during fiscal 1998

 .  Employee Benefit Plans  HHSI
        . Benefit plans terminated and benefits granted to Home Health System, Inc. employees integrated with Home Health Corporation of America benefit plans.

 .  Real Property Leases
        .  Replace Attachment B with Revised Attachment B  September 1998

 .  Capital Lease Agreements
        .  Replace Attachment C with Revised Attachment C  September 1998

 .  Other Agreements
        . Management Agreement dated January 10, 1997 among Home Health Corporation of America, Inc., PDN, Inc., Medical I.V., Inc., and Mark
           H. O'Brien terminated April 1997.

 .  Mercy Northeast Management Agreement terminated August 1998

 .  Add St. Agnes Medical Center Management Agreement beginning August 1998.

 .  Financing Agreements
        .  Delete section in its entirety and replace with Revised Attachment C.

 .  Business Broker Agreement
        . First Renaissance Ventures, Inc. Acquisition Fee Agreement expired September 16, 1997
        . First Union Capital Markets Corp. Fee Arrangement expired December 17, 1997

 .  Managed Care

Pennsylvania/New Jersey
-----------------------
        .  Delete -- First Option Health Plan/Pennsylvania
        .  Delete -- Garden State Health Plan
        .  Delete -- MetraHealth
        .  Delete -- Oxford/Oak Tree Health Plan
        .  Add United Healthcare of the MidAtlantic
        .  Add Healthguard of Lancaster

New England
-----------
        .  Delete  New England Life Care

Delaware
--------
        .  Delete -- Principal of Delaware (DelwareCare Medical Assistance)

Home Health Systems, Inc.
------------------------

        . Delete Attachment D in it entirety and replace with Revised Attachment D. Substantially all Managed Care Contracts have been integrated into Home Health Corporation of America.

                                   SCHEDULE 2
                                  SECTION 3.4
                            SUPPLEMENT TO EXHIBIT F
                              Revised Attachment B
                               Real Estate Leases


Schedule of Real Estate Leases

                                   SCHEDULE 2
                                  SECTION 3.4
                            SUPPLEMENT TO EXHIBIT F
                              Revised Attachment B
                              Financing Agreements


Schedule of financing agreements.

                                   SCHEDULE 2
                                  SECTION 3.4
                            SUPPLEMENT TO EXHIBIT F
                              Revised Attachment D

Material Contracts (updates to Exhibit F)
-----------------------------------------

Chicago
-------
        .  American HMO
        .  Celtic
        .  Chicago HMO
        .  The Dreyer Medical Clinic, S.C.
                . Management Agreement dated October 10, 1994 between Dreyer Medical Clinic, S.C. and Home Health Systems, Inc.
                . Dreyers Health Plans Health Maintenance Organization Consultant Provider Agreement dated August 1, 1993 between Dreyer Health Plans and Total Care.

        The Partnership Agreements with the following HHSI Partnerships provide for each of them to pay management fees to their respective general partners:
        .  Total Care Limited Partnership
        .  Total Care Limited Partnership II
        .  Personal Care Limited Partnership
        .  Total Care of Maryland Limited Partnership
        .  Total Care Company of Southcentral Pennsylvania
        .  Total Care of Northern Virginia Limited Partnership
        .  Total Care Health Systems Company of Eastern Pennsylvania
        .  Total Care Company of Central New Jersey, LP
        .  Total Care of Baltimore Limited Partnership
        . Total Care Health Systems of Greater Philadelphia Limited Partnership . Total Care of Chicago, LP
        .  Gulf Coast Total Care, LP
        .  Potomac Total Care, LP

                                   SCHEDULE 2
                                  SECTION 3.11
                            SUPPLEMENT TO EXHIBIT F

                      MANAGEMENT AND CONSULTING AGREEMENTS
                         FOR SENIOR EXECUTIVE SERVICES

Unless otherwise noted, agreements whose term expired have not been renewed.

Employment Agreements--

Acquisition                         Employee                 Annual Salary                    Term
-------------------------  --------------------------  --------------------------  --------------------------
N/A                        Bruce Feldman                        $342,000                 Aug 1998 - Aug 1999
N/A                        David Geller                         $165,000               July 1998 - July 2001
N/A                        Joseph Grilli                        $129,000                 May 1998 - May 2001
N/A                        James Swiniuch                       $110,000               July 1998 - July 2001

                                  SCHEDULE 3

                      Exceptions to Accuracy of Covenants
                      -----------------------------------

     5.1 --  See the matters described on Schedule 2 re: 3.1.

     5.7 -- The Companies failed to timely provide to Agent the Form S-3 registration statement filed in February/March 1998 in connection with the registration of the Nahatan shares. The Companies have delivered such document in connection with the execution of this Amendment.

     5.10 -- See the matters described on Schedule 2 re: 3.6.

     5.11 --  See the matters described on Schedule 2 re: 3.1.

     5.12 -- The Companies have not paid all of the amounts constituting Professional Fees.

     5.15 -- The Companies were not in compliance with this covenant as of June 30, 1998.

     5.16 -- The Companies were not in compliance with this covenant as of June 30, 1998.

     5.22 -- The Companies failed to deliver to Agent July's monthly financial statements. The Companies have delivered such financial statements in connection with the execution of this Amendment.

     5.24 -- The Companies were not in compliance with this covenant as of June 30, 1998 and July 31, 1998.

     6.4 -- The Companies have been advised recently that one of the holders of Unsubordinated Seller Debt has confessed judgment against Pennsylvania Home Care and Home Health Corporation of America, Inc. in the amount of $36,717.89.

     6.6 -- In July 1998 the Companies made a payment in the amount of $42,678.14 on account of the RSD Note, which payment was approved in advance by the banks and for which a waiver was granted.

                                  SCHEDULE 4

                           Exceptions to No Defaults
                           -------------------------

     8.1(a) -- See the matters described on Schedule 3 re: 5.12.

     8.1(b) -- See the matters described on Schedule 2.

     8.1(c) -- Since May 1998 the Companies have not been permitted to make required payments to the holders of Seller Notes.

     8.1(d) -- See the matters described on Schedule 3.

     8.1(e) -- See the matters described on Schedule 3.

                                  SCHEDULE 5

                       List of Depository Bank Accounts

                                   EXHIBIT A

      Principal Balance of Subordinated Seller Notes as of June 30, 1998

                                   EXHIBIT B

     Principal Balance of Unsubordinated Seller Notes as of June 30, 1998